Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
          The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2009, and the six months ended June 30, 2010, are based on the historical financial statements of Wright Express Corporation (the “Company”) and RD Card Holdings Australia Pty Ltd (the “Target”) after giving effect to the Company’s acquisition of the Target as described at Item 2.01 of this Form 8-K and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The Company’s Form 10-Q filed on November 8, 2010, contained a consolidated balance sheet which included the acquisition of the Target. Accordingly, no pro forma condensed balance sheet is being presented herein.
          The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2010 and year ended December 31, 2009 are presented as if the Target acquisition had occurred on January 1, 2009, and carried forward through each of the respective periods.
          The acquisition has been accounted for under the acquisition method of accounting in accordance with ASC 805-10. Under the acquisition method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets acquired and liabilities assumed based on various estimates. These preliminary estimates and assumptions are subject to change during the purchase price allocation period as we finalize the valuations of net tangible assets, intangible assets and other working capital. Therefore, some of the amounts reflected in the pro forma statements of operations may change.
          The unaudited pro forma condensed combined financial information has been prepared by management for illustrative purposes only in accordance with Article 11 of SEC Regulation S-X and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had the Company and the Target been a combined company during the specified periods. Certain reclassification adjustments have been made in the presentation of the Target historical amounts to conform the Target’s financial statement basis of presentation to that followed by the Company. The unaudited pro forma condensed combined financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the Company’s historical consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2009, and its Forms 10-Q for the periods ended September 30, 2010, June 30, 2010, and March 31, 2010, and the Target’s historical consolidated financial statements for the year ended December 31, 2009.

WRIGHT EXPRESS CORPORATION
PRO FORMA CONDENSED
COMBINED CONSOLIDATED STATEMENTS OF INCOME OF WRIGHT EXPRESS
CORPORATION AND RD CARD HOLDINGS AUSTRALIA PTY LTD
For the year ended December 31, 2009
(in thousands, except per share data)
(Unaudited)

	Historical		Pro Forma
	Wright	RD Card
	Express	Holdings	Adjustments		Combined

Service Revenues
Payment processing revenue	$215,620	$12,045	$(504	)A	$227,161
Transaction processing revenue	17,532	10,907	—		28,439
Account servicing revenue	37,001	5,510	—		42,511
Finance fees	32,816	3,559	—		36,375
Other	12,011	13,455	2,546	A	28,012

Total service revenues	314,980	45,476	2,042		362,498

Product Revenues
Hardware and equipment sales	3,244	—	—		3,244

Total revenues	318,224	45,476	2,042		365,742

Expenses
Salary and other personnel	75,123	8,598	—		83,721
Service fees	27,666	1,160	2,546	A	31,372
Provision for credit losses	17,715	1,786	—		19,501
Technology leasing and support	9,327	876	—		10,203
Occupancy and equipment	8,718	6,006			14,724
Advertising	4,974	—	—		4,974
Marketing	2,737	1,282	—		4,019
Postage and shipping	3,105	—	—		3,105
Communications	2,703	—	—		2,703
Depreciation and amortization	21,930	10,637	5,370	E	37,937
Operating interest expense	13,274	—	—		13,274
Cost of hardware and equipment sold	2,803	—	—		2,803
Other	9,999	—	(1,177	)A,B	8,822

Total operating expenses	200,074	30,345	6,739		237,158

Operating income	118,150	15,131	(4,697)		128,584

Financing interest expense	(6,210)	(18,162)	7,506	D	(16,866)
(Loss) gain on foreign currency transactions	(40)	5,075	—		5,035
Gain on settlement of portion of amounts due under tax receivable agreement	136,485	—	—		136,485
Net realized and unrealized gains (losses) on fuel price derivatives	(22,542)	—	—		(22,542)
Increase in amount due under tax receivable agreement	(599)	—	—		(599)

Income before income taxes	225,244	2,044	2,809		230,097

Income taxes	85,585	882	(1,076	)C	85,391

Net income	$139,659	$1,162	$3,885		$144,706

Earnings per share:
Basic	$3.65				$3.78
Diluted	$3.55				$3.68

Weighted average common shares outstanding:
Basic	38,303				38,303
Diluted	39,364				39,364

WRIGHT EXPRESS CORPORATION
PRO FORMA CONDENSED
COMBINED CONSOLIDATED STATEMENTS OF INCOME OF WRIGHT EXPRESS
CORPORATION AND RD CARD HOLDINGS AUSTRALIA PTY LTD
For the six months ended June 30, 2010
(in thousands, except per share data)
(Unaudited)

	Historical		Pro Forma
	Wright	RD Card
	Express	Holdings	Adjustments		Combined

Service Revenues
Payment processing revenue	$123,368	$7,375	$(329	)A	$130,414
Transaction processing revenue	8,401	6,051	—		14,452
Account servicing revenue	16,510	3,207	—		19,717
Finance fees	16,886	2,230	—		19,116
Other	8,683	6,572	(63	)A	15,192

Total service revenues	173,848	25,435	(392)		198,891

Product Revenues
Hardware and equipment sales	1,433	—	—		1,433

Total revenues	175,281	25,435	(392)		200,324

Expenses
Salary and other personnel	40,067	5,495	—		45,562
Service fees	17,062	460	(63	)A	17,459
Provision for credit losses	8,762	900	—		9,662
Technology leasing and support	6,085	701	—		6,786
Occupancy and equipment	4,087	3,782			7,869
Depreciation and amortization	11,610	6,888	748	E	19,246
Operating interest expense	2,871	—	—		2,871
Cost of hardware and equipment sold	1,198	—	—		1,198
Other	12,002	1,160	(753	)A,B	12,409

Total operating expenses	103,744	19,386	(68)		123,062

Operating income	71,537	6,049	(324)		77,262

Financing interest expense	(1,419)	(6,732)	4,664	D	(3,487)
Gain on foreign currency transactions	43	1,356	—		1,399
Gain on settlement of portion of amounts due under tax receivable agreement
Net realized and unrealized gains (losses) on fuel price derivatives	7,583	—	—		7,583
(Increase) decrease in amount due under tax receivable agreement

Income before income taxes	77,744	673	4,340		82,757

Income taxes	29,154	198	1,360	C	30,712

Net income	$48,590	$475	$2,980		$52,045

Earnings per share:
Basic	$1.26				$1.35
Diluted	$1.24				$1.33

Weighted average common shares outstanding:
Basic	38,582				38,582
Diluted	39,115				39,115

     Basis of Presentation
          On September 14, 2010, the Company, through its wholly-owned subsidiary, Wright Express Australia Holdings Pty Ltd, completed its acquisition of all of the outstanding shares of RD Card Holdings Australia Pty Ltd from RD Card Holdings Limited and an intra-group note receivable from RD Card Holdings Limited (the “RD Transaction”). This acquisition extends the Company’s international presence and provides global revenue diversification. The purchase price and related allocations for the RD Transaction have not been finalized.
          The Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms.
          The unaudited pro forma condensed combined statements of operations of the Company and the Target for the year ended December 31, 2009, and the six months ended June 30, 2010, are presented as if the Company’s acquisition of the Target had been consummated on January 1, 2009, and carried forward for each of the respective periods. The unaudited pro forma condensed combined statements of operations of the Company and the Target for the year ended December 31, 2009, and the six months ended June 30, 2010, have been prepared using the historical consolidated statements of operations data of the Company and the Target for the year ended December 31, 2009, and the six months ended June 30, 2010, and giving effect to the Company’s acquisition of the Target using the acquisition method of accounting and applying the assumptions and adjustments described in the accompanying notes to these unaudited pro forma condensed combined income statements.
     Pro Forma Adjustments ($ in thousands)
A.	Adjustments reflect the reclassification of the Target’s accounts to conform to the Company’s accounting policies.

B.	Adjustment to eliminate historical management fee expense paid to the Target’s former owners.

C.	Assuming the acquisition occurred on January 1, 2009, adjustment to the tax provision reflects the tax expense for the Target and for the adjustments to earnings detailed within these pro forma condensed financial statements. The effective tax rate for the Target is the statutory tax rate of 30 percent adjusted for the tax effects of items which are not deductible or taxable in calculating taxable income.

D.	Net adjustment reflects the elimination of Target’s interest expense on borrowings not assumed in the acquisition, offset by interest expense on the Company’s borrowings to finance the acquisition. The Company financed the acquisition through borrowings under its $75,000 term note with a 364 day maturity and borrowings under its existing revolving line-of-credit facilities. Borrowings under the term note bear interest at a rate of LIBOR plus 2.5 percent. Borrowings under the revolving line of credit facility are assumed to bear interest at a rate of LIBOR plus 0.875 percent for 2009 and LIBOR plus 0.70 percent for the six months ended June 30, 2010. These rates are based on the pro forma leverage ratios. In connection with the financing, the Company incurred approximately $2,300 in bank fees and other expenses which were recorded as deferred financing costs to be amortized over the life of the loans.

E.	Amounts relate to estimated amortization expense on definite-lived intangibles acquired. These amortizing intangibles total $93,200 and will be expensed over a weighted average life of 4.5 years. The definite-lived intangible assets are amortized over the period of time that the assets are expected to contribute directly or indirectly to future discounted cash flows.